Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
Certified Public Accountants and Advisors

517 Route One	330 7th Avenue
Iseliln, NJ 08830	Suite 202
732.855.9600	New York, NY 10001
Fax: 732.855.9559	212.867.1319
www. acsbco.com

September 9, 2011

Securities and Exchange Commission
100 F Street NE
Washington D.C. 20549-7561

Re: Bodisen Biotech, Inc.; Commission File Number 001-32616

Dear Sirs/Madams:

We have read Item 4.01 of the Current Report on Form 8-K to be filed by Bodisen Biotech, Inc. on September 9, 2011 regarding our registration, and have the following comments:

1.	We agree with the statements made as they pertain to our firm.

2.	We have no basis on which to agree or disagree with any other statements made in Item 4.01.

Yours truly,

/s/ Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
New York, NY

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